SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________

POST-EFFECTIVE AMENDMENT NO. 1 to

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________

THE DOW CHEMICAL COMPANY

(a Delaware corporation)

Executive Offices -- 2030 Dow Center

Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128

____________________

THE DOW CHEMICAL COMPANY

2003-2013 EMPLOYEES' STOCK PURCHASE PLAN

(Full title of the plan)

_________________________

Charles J. Kalil

Executive Vice President, General Counsel

and Corporate Secretary

THE DOW CHEMICAL COMPANY

2030 Dow Center

Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

____________________

This Post-Effective Amendment No. 1 is being filed to amend Registration Statement No. 333-138403 on Form S-8 pursuant to which the Registrant registered 6,000,000 shares of its Common Stock, par value $2.50 per share (the "Stock"), for sale through the 2007 tranche of The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan (the "Plan"). After the Registration Statement was filed and became effective, eligible employees purchased 4,676,962 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 1,323,038 shares of the Stock.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement No. 333-138403 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on October 30, 2008.

THE DOW CHEMICAL COMPANY

(Registrant)

By: /s/ William H. Weideman

WILLIAM H. WEIDEMAN

Vice President and Controller